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EXHIBIT 10.2




                              SETTLEMENT AGREEMENT


         This Settlement Agreement (this "Agreement") is dated as of this 10th day of July, 2003 between HUMANA TRANS SERVICES HOLDING CORP. (the "Company"), a Delaware corporation located at 7466 New Ridge Road, Suite 7, Hanover, Maryland 21076, HUMANA TRANS SERVICES GROUP, LTD. a New York corporation located at 7466 New Ridge Road, Suite 7, Hanover, Maryland 21076 ("Humana Group"), NATIONAL MANAGEMENT CONSULTING INC., a Delaware corporation ("NMCS") located at 545 Madison Avenue, 6th Floor, New York, New York 10022, JWZ HOLDINGS, INC., a New York corporation located at 337 Glengarry Lane, State College, Pennsylvania 16801 ("Holdings") and JAMES W. ZIMBLER, an individual residing at 337 Glengarry Lane, State College, Pennsylvania 16801 ("JWZ").


                                   WITNESSETH:


     WHEREAS, the Company, Humana Group, NMCS and JWZ entered into a Stock Purchase Agreement, Pledge Agreement, Senior Secured Promissory Note, Escrow Agreement, Settlement Agreement and Consulting Agreement, all dated as of the 30th day of April, 2003; and

     WHEREAS, as part of the transaction evidenced by the agreements entered into, certain collateral was to be held by Sommer & Schneider LLP, a limited liability partnership, as escrow agent ("Escrow Agent"); and

     WHEREAS, Escrow Agent was served with an execution which purports to require delivery of all property of JWZ to the Sheriff of Nassau County (the "Execution"); and


     WHEREAS, JWZ has commenced legal proceedings to remove the Execution; and


     WHEREAS, Humana Group, the Company, NMCS and JWZ desire to amend, and in some cases, terminate the agreements as indicated below and to issue new instructions to the Escrow Agent as a result.


NOW, THEREFORE, for good and valuable consideration, Humana Group, the Company, NMCS, and JWZ, intending to be legally bound, agree as follows:


1. TERMINATION OF PLEDGE AGREEMENT AND SENIOR SECURED NOTE. Upon execution of this Settlement Agreement, and the issuance of new instructions to the Escrow Agent, as annexed hereto, the Pledge Agreement, and Senior Promissory Note executed by the Parties shall be terminated and discharged as paid in full. As consideration for the execution of this Agreement, the parties shall instruct the Escrow Agent to release all Pledged Stock (as defined in the Escrow Agreement) to NMCS, except (a) 175,000 shares of NMCS which shall be released to JWZ; and (b) 1,000 shares of Humana Group which shall be released to the Company. The Escrow Agent shall continue to hold all Pledged Stock until the Execution is lifted. In the event the Execution proceeds, the Parties agree that the first property released to the judgment creditor shall be the 175,000 shares of NMCS belonging to JWZ. Upon execution of this Agreement the Escrow Agent shall receive new instructions as per the Letter of Instruction as annexed hereto as Exhibit A.



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2. MUTUAL RELEASES.  (A) Upon execution of this Agreement by Holdings,  JWZ, the
Company and NMCS:

                    (i) RELEASE. The Company, Holdings, JWZ, any entity controlled or under the authority of such Parties, their immediate family members, dependents, personal representatives, heirs, creditors, executors, administrators, successors, assigns or counsel (the "JW Releasors") do hereby fully and forever, release waive and discharge NMCS and their respective officers, directors, shareholders, agents, attorneys, consultants, and employees, whether past, present, or future (the "Released Parties") from any and all claims, causes of action, suits, debts, demands, damages, claims, judgments, or liabilities of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all amounts due or to become due under any of the Agreements evidencing the transaction of April 30, 2003, including any amounts due for taxes or other payments or liabilities of the Humana Group. The JWZ Releasors acknowledge and agree that this release and the covenant not to sue set forth in Section 2 (ii) below are essential and material terms of this Agreement and that, without such release and covenant not to use, no agreement would have been reached by the parties and no benefits under the plan would have been paid. The JWZ Releasors understand and acknowledge the significance and consequences of this release and this Agreement.

                    (ii) COVENANT NOT TO SUE. To the maximum extent permitted by law, the JWZ Releasors covenant not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in Section 2 of this Agreement. In the event of the JWZ Releasors' breach of the terms of this Agreement, without prejudice to NMCS' other rights and remedies available at law or in equity, except as prohibited by law, the JWZ Releasors shall be liable for all costs and expenses (including, without limitation, reasonable attorney's fees and legal expenses) incurred by the Released Parties defending the action.


                    (iii)NON-DISCLOSURE. The JWZ Releasors agree that they shall not  disclose,  divulge  or  furnish  to any  person or
                         entity the contents of this Agreement or the circumstances relating to termination of JWZ's employment, except as required by law, or pursuant to valid subpoena, discovery notice, demand or request, or Court order or process, PROVIDED, HOWEVER, that the JWZ Releasors may disclose such information to their attorney, accountant or as required by law.


         (B) NMCS and its respective officers, directors, employees, agents, successors, assigns or counsel do hereby fully and forever, release, waive and discharge JWZ, any entity controlled or under the authority of JWZ, and JWZ's heirs, creditors, executors, successors and assigns and representatives (hereinafter collectively referred to as the "Releasees") from and against each and every claim, causes of action, suits, debts, demands, damages or judgments or action of any kind, description or nature whatsoever, known or unknown,


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including,  but not  limited  to, any claims for any  moneys,  or stock or stock options that NMCS and NMCS' respective officers, directors, employees, agents, successors, assigns or counsel has or may hereafter have, against the Releasees arising out of any relationship involving NMCS and the Humana Group including, but not limited to those contained in the Stock Purchase Agreement, the Pledge Agreement, and the Senior Secured Note. This release specifically includes the rights and obligations of the parties under the Pledge Agreement, the Note, and the Consulting Agreement and the Escrow Agreement, as well as any known claims for additional monies owed to NMCS, and/or its respective officers, directors, employees, agents, successors, assigns or counsel, including any claims from Donald Polumbo.


3. REPRESENTATIONS OF THE COMPANY, JWZ AND HOLDINGS. The Company, JWZ and Holdings represent, warrant and agree as follows:

3.1 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT; NO BREACH. Each of the Company, JWZ and Holdings have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered by the Company, JWZ and Holdings and, assuming due execution and delivery by, and enforceability against, the Company and NMCS, constitutes the valid and binding obligation of the Company, JWZ and Holdings enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Company, JWZ or Holdings or in connection with the execution and delivery by the Company, JWZ and Holdings of this Agreement and consummation and performance by it of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, JWZ and Holdings and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by the Company, JWZ and Holdings will not:

                         (a) knowingly  violate,  conflict with or result in the
                    breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which the Company, JWZ or Holdings is a party or by or to which any of the properties and assets of the Company, JWZ or Holdings may be bound or subject;

                         (b) violate any order, judgment,  injunction,  award or
                    decree of any court, arbitrator, governmental or regulatory body, by which either the Company, JWZ or Holdings or the securities, assets, properties or business of the Company, JWZ or Holdings is bound; or

                         (c) knowingly violate any statute, law or regulation.



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4. REPRESENTATIONS OF NMCS. NMCS represents, warrants and agrees as follows:
4.1 AUTHORIZATION. NMCS has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of NMCS, which authorizations remain in full force and effect, have been duly executed and delivered by NMCS, and no other corporate proceedings on the part of NMCS are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of NMCS and is enforceable with respect to NMCS in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by NMCS of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which NMCS is a party or by which either of them or any of their assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute or rule applicable to NMCS. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by NMCS of the transactions contemplated by this Agreement.

5.       MISCELLANEOUS PROVISIONS.
5.1 SEVERABILITY. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

5.2 AMENDMENT. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

5.3 GOVERNING LAW. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of New York without regard to conflict or choice of law principles of New York or any other jurisdiction. This Agreement shall be executed in New York and is intended to be performed in New York. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of New York.

5.4 NO WAIVER. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right


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or remedy shall not be waived,  nor shall such non-action be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.

5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

5.6 BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

5.7 COUNSEL. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with this Agreement. If any party initiates any legal action arising out of or in connection with enforcement of this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

5.8 NOTICES. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the parties at their respective addresses as shown below:


               Name                        Address

               To the NMCS:                National Management Consulting, Inc.
                                           545 Madison Avenue, 6th Floor
                                           New York, New York 10022


               With a Copy To:             John D'Angelo,Esq
                                           545 Madison Avenue- 6th Floor
                                                     New York, New York 10022
               Facsimile:

               To the Company, Holdings
               or JWZ:                     337 Glengarry Lane
                                           State College, Pennsylvania 16801
               Facsimile:                  (516) 228-8211


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               With a Copy to:             Michael Krome, P.C.
                                           8 Teak Court
                                           Lake Grove, New York 11755

               Facsimile:                  (631) 737-8382

         Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.


5.9 Entire Agreement. This Agreement and exhibit sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.


5.10 Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

5.11 Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with this Agreement.

5.12 Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.


5.13 Non-Disparagement. Each party mutually agrees to refrain from making public or private comments or taking any actions which disparage, or are disparaging, derogatory or negative statements about the other, the business of any party or the products, policies or decisions of any party, or any present or former offices, directors or employees of any party or any of its operating divisions, subsidiaries or affiliates. Further, each party agrees to conduct themselves at all times in the future in a manner respectful of each other's rights and privileges and to refrain from engaging in any actions detrimental to the other's personal and professional welfare.



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                    [SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

         Executed by the Parties on this 10th day of July, 2003.

                                     NATIONAL MANAGEMENT CONSULTING, INC.


                                     By: /S/ STEVEN A. HOROWITZ

                                     Name:  Steven A. Horowitz
                                     Title:    President



                                      HUMANA TRANS SERVICES HOLDING CORP.


                                      By: /S/ JAMES W. ZIMBLER
                                      Name:  James W. Zimbler
                                      Title:    Chief Executive Officer and Sole
                                      Shareholder


                                      JAMES W. ZIMBLER


                                      /S/ JAMES W. ZIMBLER


                                      JWZ HOLDINGS, INC.


                                      By: /S/ JAMES W. ZIMBLER
                                      Name:  James W. Zimber
                                      Title:   Chief Executive Officer


                                      HUMAN TRANS SERIVCES GROUP, LTD.



                                      By:  /S/ JAMES W. ZIMBLER
                                      Name: James W. Zimbler
                                      Title:   Chief Executive Officer




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EXHIBIT A:
Letter of Instruction:






                                                               July 10, 2003




Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY  11530
Attn:  Herbert H. Sommer


          Re: Escrow Agreement of April 30, 2003 by and Between James W. Zimbler, Humana Trans Services Holding Corp., National Management Consulting, Inc., and Sommer & Schneider LLP

Dear Mr. Sommer:


         Reference is made to the Escrow Agreement, as indicated above, and the certain collateral that is being held by you, as Escrow Agent. Please be advised that the Parties to the Escrow Agreement have entered into a Settlement Agreement, dated as of July 10, 2003 (the "Settlement Agreement") with respect to the Stock Purchase Agreement, the Pledge Agreement, and the Senior Secured Note.


         Please accept this Letter of Instruction as new instructions with respect to the collateral held by you pursuant to those agreements.

         We are aware of an Execution served upon you with respect to a claim by a Judgment Creditor against James W. Zimbler, and all collateral currently held by you shall remain held until said Execution is lifted by the Judgment Creditor or Court Order. Nevertheless, the parties have agreed to transfer the right and title to certain collateral pending such a lifting of the Execution.


         Pursuant to the Settlement Agreement, James W. Zimbler and JWZ Holdings, Inc. have given up their rights to the shares of Series A preferred stock of CDKNet.com, Inc. and 325,000 shares out of the 500,000 shares of common stock of National Management Consulting, Inc., and has transferred all rights and title to National Management Consulting, Inc. All remaining collateral shall remain in the name of and title shall continue to rest with James W. Zimbler.



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         These  instructions  shall  remain  in  full  force  and  effect  until otherwise notified, or the Execution shall be lifted by the Judgment Creditor or Court Order.


         Executed by the Parties on this 10th day of July, 2003.


                                             NATIONAL MANAGEMENT
                                             CONSULTING, INC.



                                             By: /S/ STEVEN A. HOROWITZ
                                                -----------------------------
                                             Name:  Steven A. Horowitz
                                             Title:    President


                                             HUMANA TRANS SERVICES HOLDING
                                             CORP.


                                             By:  /S/ JAMES W. ZIMBLER
                                                  ---------------------------
                                             Name:  James W. Zimbler
                                             Title: Chief Executive Officer



                                             JAMES W. ZIMBLER

                                             /S/ JAMES W. ZIMBLER
                                             ---------------------------------

                                             JWZ HOLDINGS, INC.


                                             By: /S/ JAMES W. ZIMBLER
                                              ----------------------------
                                             Name:  James W. Zimbler
                                             Title:  Chief Executive Officer



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